UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On November 21, 2017, Prudential Financial, Inc. issued a press release announcing that it has commenced offers to exchange (i) its (a) 6.625% Medium-Term Notes, Series D, due 2037, (b) 5.900% Medium-Term Notes, Series D, due 2036, (c) 5.750% Medium-Term Notes, Series B, due 2033 and (d) 5.400% Medium-Term Notes, Series C, due 2035 for up to $650,000,000 aggregate principal amount of the Company’s new notes due 2047 and (ii) its (a) 6.200% Medium-Term Notes, Series D, due 2040, (b) 5.800% Medium-Term Notes, Series D, due 2041, (c) 5.625% Medium-Term Notes, Series D, due 2041 and (d) 5.100% Medium-Term Notes, Series D, due 2043 for up to $650,000,000 aggregate principal amount of the Company’s new notes due 2049. A copy of the press release announcing the commencement of the exchange offers is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The new notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2017

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero
Name: John M. Cafiero
Title: Vice President and Assistant Secretary

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